January 27, 2009                                                                                                           FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. To Hold 20th Annual Meeting of Shareholders

Springfield, Mo. (NASDAQ: GSBC) – Great Southern Bancorp, Inc., the holding company of Great Southern Bank, will hold its 20th Annual Meeting of Shareholders at 10:00 a.m. CDT on Wednesday, May 13, 2009, at the Great Southern Operations Center, 218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, March 4, 2009, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the company’s Web site, www.greatsouthernbank.com, prior to the start of the meeting.

With total assets of $2.7 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 39 retail banking centers and 180 ATMs throughout southwest, west and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis.  Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.greatsouthernbank.com